EXHIBIT 6.1

This Agreement made the 12th day of March 1999,

BETWEEN:

     MAGNUM VENTURES INC. a company duly incorporated under the laws of Nevada, in the United States of America, hereinafter referred to as "MAGNUM";

AND:

     PAUL VALKAMA and HENRY VALKAMA, both of the City of Vancouver, British Columbia, Canada carrying on business under the name of Radiotower.com and Radio Tower Interactive, hereinafter referred to as "Vendors";

     Magnum wishes to and does hereby agree to buy the aforesaid businesses of the Vendors;

     Vendors wish to and do hereby sell the aforesaid business(es) to Magnum;

     NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants herein contained, and upon the terms and conditions hereinafter set forth, the parties hereto agree as follows:

     1.   The Vendors hereby sell, transfer and assign and Magnum hereby buys:

     (a) the goodwill of the business(es) heretofore carried on by the Vendors under the aforesaid business names, with the exclusive right of Magnum to represent itself as carrying on such business(es) in continuation of the Vendors, and to use any words indicating that the business(es) are so carried on, and any and all trademarks, trade names, licences, rights and privileges connected with the said business(es);

     (b) all other property of every kind and wheresoever situation to which the Vendors are entitled in connection with the said business(es).

     2. The full purchase price shall be the issue by Magnum of 6,500,000 Regulation 144 shares from its treasury to the Vendors;

     3. The Vendors covenant and agree to execute and do all such further transfers, assignments, documents, and/or things as may be deemed by Magnum necessary or expedient for the purpose of giving full effect to this agreement;

     4. This agreement shall endure to the benefit of and be binding upon the heirs, executors, administrators, successors and assigns respectively of each of the parties hereto.


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IN WITNESS  WHEREOF THE  RESPECTIVE  PARTIES HAVE HEREUNTO SET THEIR  RESPECTIVE
HANDS AND SEALS.

The Corporate Seal of Magnum Ventures Inc.
was hereunto set by:


/s/ Anthony England
-------------------------------
Authorized Signatory

Signed, sealed and delivered by:                 Witnessed by:



/s/ Paul Valkama                                 illegible
-------------------------------                  ----------------------------
Paul Valkama



Signed, sealed and delivered by:                 Witnessed by:



/s/ Henry Valkama                                illegible
-------------------------------                  ---------------------------
Henry Valkama